EXHIBIT 21

AMERICAN COMMUNITY PROPERTIES TRUST
CONSOLIDATED ENTITES AND SUBSIDIARIES OF THE REGISTRANT
DECEMBER 31, 2001

At December 31, 2001, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

  American Community Properties Trust, a Maryland business trust
  American Housing Management Company, a Delaware corporation
  American Housing Properties L.P., a Delaware limited partnership
  American Land Development U.S., Inc., a Maryland corporation
  American Rental Management Company, a Delaware corporation
  American Rental Properties Trust, a Maryland real estate investment trust
  Brisas de Parque Escorial, Inc., a Puerto Rico corporation
  Fox Chase Apartments General Partnership, a Maryland general partnership
  Headen House Associates Limited Partnership, a Maryland limited partnership
  IGP Group Corp., a Puerto Rico corporation
  Interstate General Properties Limited Partnership S.E., a Maryland limited partnership
  Lancaster Apartments Limited Partnership, a Maryland limited partnership
  LDA Group, a Delaware limited liability company
  Land Development Associates S.E., a Puerto Rico partnership
  New Forest Apartments General Partnership, a Maryland general partnership
  Palmer Apartments Associates Limited Partnership, a Maryland limited partnership
  St. Charles Community, LLC, a Delaware limited liability company
  Wakefield Terrace Associates Limited Partnership, a Maryland limited partnership
  Wakefield Third Age Associates Limited Partnership, a Maryland limited partnership

At December 31, 2001, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries:

  Alturas del Senorial Associates Limited Partnership, a Maryland limited partnership
  Bannister Associates Limited Partnership, a Maryland limited partnership
  Bayamon Gardens Associates Limited Partnership, a Maryland limited partnership
  Brookside Gardens Limited Partnership, a Maryland limited partnership
  Carolina Associates Limited Partnership, a Maryland limited partnership
  Colinas de San Juan Associates Limited Partnership, a Maryland limited partnership
  Crossland Associates Limited Partnership, a Maryland limited partnership
  ELI GP, Inc., a Puerto Rico corporation
  ELI S.E., a Puerto Rico special partnership
  Essex Apartments Associates, a Virginia limited partnership
  Huntington Associates Limited Partnership, a Maryland limited partnership
  Jardines de Caparra Associates Limited Partnership, a Maryland limited partnership
  Lakeside Apartments Limited Partnership, a Maryland limited partnership
  Maryland Cable Limited Partnership, a Maryland limited partnership
  Monserrate Associates Limited Partnership, a Maryland limited partnership
  New Center Associates Limited Partnership, a Maryland limited partnership
  San Anton Associates, a Massachusetts limited partnership
  Turabo Limited Dividend Partnership, a Massachusetts limited partnership
  Valle del Sol Limited Partnership, a Maryland limited partnership